SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /	Preliminary Proxy Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e) (2))

/ /	Definitive Proxy Statement

/ X /	Definitive Additional Materials

/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

PUTNAM GLOBAL NATURAL RESOURCES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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May 2009

Dear Shareholder:

In April, we mailed you a proxy statement requesting your vote on proposals that affect your fund. Our records show that we have not yet received your vote. In addition to encouraging you to elect your fund’s nominees for Trustees, the Board of Trustees of Putnam Global Natural Resources Fund recommends that you vote FOR approving the following proposals, which were outlined in detail in our first mailing to you:

· An amended and restated management contract for your fund to provide for payment of management fees on a monthly basis.

· An amendment to your fund’s fundamental investment restriction with respect to investments in commodities.

· An amendment to your fund’s fundamental investment restriction with respect to diversification of investments.

Your vote is important to us. We have included another copy of the proxy ballot and a postage-paid return envelope for your convenience. You can vote by returning the ballot in the envelope provided, by calling the toll-free number on the ballot, or by visiting the Web site listed on the ballot. If you have any questions or need more information, please call our proxy information line at 1-866-963-5821 or contact your financial representative.

Please vote promptly. Thank you.

Sincerely,

[Signature]